                                                                   EXHIBIT 10.19


                             EMPLOYMENT AGREEMENT
                             --------------------

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of
                                      ---------
May 11, 1999, between Integrated Circuit Systems, Inc., a Pennsylvania corporation (the "Company") and Hock E. Tan ("Executive").
                  -------                     ---------

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties intending to be legally bound agree as follows:

     1.   Employment. The Company shall employ Executive, and Executive hereby
          ----------
accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 5 hereof (the "Employment Period").
                                     -----------------

     2.   Position and Duties.
          -------------------

     (a) During the Employment Period, Executive shall serve as the President and Chief Executive Officer of the Company, subject to the overall direction and authority of the Company's Board of Directors (the "Board").
                                                    -----

     (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention to the business and affairs of the Company and its Subsidiaries; provided, however, that nothing in
                                             --------  -------
this Agreement (i) will in any way restrict Executive from serving as a director of another company or engaging in charitable or civic activities that do not unreasonably interfere with the performance of his duties hereunder (provided that Executive shall not be entitled, without the consent of the Board, not to be unreasonably withheld, to serve on more than two boards of directors of any organization not affiliated with the Company) or (ii) will require Executive to perform any duties or implement any policies which are illegal. During the term of this Agreement, Executive shall be furnished with such office space, secretarial assistance and other facilities (including computers, cellular phones and cellular phone service) that are no less favorable to Executive than those provided to Executive in the six-month period prior to the date hereof. Executive will be entitled to perform his duties under this Agreement at the Company's offices in Valley Forge, Pennsylvania or any other office within a reasonable commuting distance of Executive's residence as of the date hereof (with it being understood that Executive shall spend as much time as necessary at the Company's offices in San Jose, California and other Company offices in order to discharge his duties to the Company).

     (c)  For purposes of this Agreement, "Subsidiaries" shall mean any
                                           ------------
corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company and its Subsidiaries shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company and its Subsidiaries, on a collective basis, shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or a general partner of such partnership, limited liability company, association or other business entity.

     3.   Base Salary and Benefits.
          ------------------------

     (a) During the Employment Period, Executive's base salary shall be $250,000 per year (the "Base Salary"), which salary shall be payable in regular
                        -----------
installments in accordance with the Company's general payroll practices and shall be subject to required withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its Subsidiaries are generally eligible.

     (b) The Company shall reimburse Executive for all out-of-pocket expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

     (c) In addition to the Base Salary, Executive will be eligible to earn an annual target bonus of up to 120% of the Base Salary to be based upon specific bonus targets to be established on an annual basis by the Board. Such bonus targets will generally focus on revenue growth and EBITDA growth.

     4.   Board Membership. With respect to all elections of directors during
          ----------------
the Employment Period and until the consummation of a Sale of the Company or a Public Offering, Bain Capital Fund VI, L.P. and its affiliates will nominate and vote for (and will not seek removal of) Executive to serve as a member of the Board. Upon termination of the Employment Period, Executive shall resign as a director of the Company and its Subsidiaries, as the case may be. Capitalized terms used but not otherwise defined in this paragraph 4 shall have the meanings set forth in the Executive Stock Purchase Agreement, dated as of the date hereof, by and between the Company and Executive.

     5.   Term.
          ----

     (a) The Employment Period shall begin on the date hereof and shall terminate (i) upon Executive's resignation (including for Good Reason), death or Disability (as defined below), (ii) upon the termination by the Company without Cause (as defined below) upon thirty (30) days written notice to Executive, and
(iii) upon the termination by the Company at any time with Cause.

     (b) If the Employment Period is terminated by the Company without Cause or the Executive resigns for Good Reason during the term of this Agreement, the Company shall provide, and the Executive shall be entitled to receive, until the later of (i) the third anniversary hereof, or (ii) the twelve (12) months immediately following the termination of the Employment Period, the following payments and benefits: (x) 125% of Executive's then current Base Salary, (y) with respect to the period of time from the beginning of the fiscal year in which termination occurs to the date of such termination, the bonus described in
Section 3(c) above if Executive would have otherwise been entitled to receive such bonus had he not been terminated, it being understood that if the date of such termination occurs prior to the last day of the fiscal year in respect of which such bonus is awarded, then such bonus shall be prorated based upon the number of days elapsed prior to Executive's date of termination, and (z) health benefits currently being provided to Executive or otherwise comparable to those provided by the Company to its senior executive employees. Any such amounts payable under this Section 5(b) will be payable at such times as such amounts would have been payable had Executive not been terminated. Notwithstanding anything in this Agreement to the contrary, the Company shall have no obligation to pay any amounts payable under this paragraph 5(b) during such times as Executive is in material breach of any of paragraphs 6, 7 or 8 hereof. As a condition to the Company's obligations (if any) to make severance payments pursuant to this paragraph 5(b), Executive will execute and deliver a general release in form and substance satisfactory to the Company.

     (c) If the Employment Period is terminated by the Company for Cause or is terminated pursuant to clause (a)(i) above (other than by Executive for resignation for Good Reason), Executive shall be entitled to receive his Base Salary through the date of termination.

     (d) Except as otherwise provided above, all of Executive's rights to fringe benefits and bonuses hereunder (if any) which accrue or become payable after the termination of the Employment Period shall cease upon such termination. The Company may offset any amounts Executive owes it or its Subsidiaries against any amounts it owes Executive hereunder.

     (e)  For purposes of this Agreement, "Disability" shall mean any physical
                                           ----------
or mental incapacitation which results in Executive's inability to perform his duties and responsibilities for the Company for a total of 120 days during any twelve-month period, as determined by the Board in its good faith judgment.

     (f)  For purposes of this Agreement, "Cause" shall mean (i) the commission
                                           -----
of a felony, (ii) or any other act or omission involving fraud with respect to the Company or any of its

Subsidiaries or any of their directors or shareholders, (iii) any material act or omission involving dishonesty having an adverse effect on the Company or any of its Subsidiaries or any of their directors or shareholders, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or substantial failure (other than by reason of illness or incapacity) to otherwise perform duties as reasonably directed, in any such case described in this clause (iv) for thirty days after written notice from the Board and an opportunity to cure, or (v) any other material breach of this Agreement.

     (g)  For purposes of this Agreement, "Good Reason" shall mean without
                                           -----------
Executive's consent, (i) a material reduction in Executive's status, title, position, scope of duties, authority or responsibilities or material and permanent assignment of duties and responsibilities to Executive which are inconsistent with or additional to the duties and responsibilities generally assigned to a chief executive officer, (ii) during such time as Executive serves as Chief Executive Officer, removal from the Board other than in connection with termination for Cause, or death or Disability of Executive, (iii) a reduction (other than a reduction applicable to executive employees of the Company generally) in Executive's Base Salary or maximum annual target bonus percentage set forth in Section 3(c), (iv) a requirement by the Company that the Executive relocate his principal residence or, subject to compliance with the last sentence of Section 2(b), a requirement by the Company that the Executive perform duties which would make continuation of his current residence unreasonably difficult, (v) the failure to pay to Executive when due his Base Salary or target bonus within 15 days after written demand therefor by Executive, (vi) the adverse and substantial alteration in the nature or quality of the office space within which Executive performs his duties or the secretaries or administrative support provided to Executive, or (vii) the failure by the Company to obtain an agreement from any successor or assign of the Company to assume and agree to perform this Agreement.

     6.   Confidential Information. Executive acknowledges that the information,
          ------------------------
observations and data (including without limitation trade secrets, know-how, research and product plans, customer lists, software, inventions, processes, formulas, technology, designs, drawings, specifications, marketing and advertising materials, distribution and sales methods and systems, sales and profit figures and other technical or business information) disclosed or otherwise revealed to him, or discovered or otherwise obtained by him, directly or indirectly, while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries ("Confidential
                                                                ------------
Information") are the property of the Company or such Subsidiary.  Therefore,
-----------
Executive agrees that, except as required by applicable law (in which case Executive shall disclose the minimum amount required to be disclosed by applicable law and shall consult with the Company to the maximum extent practicable in developing such disclosure), he shall not disclose to any unauthorized person or use for his own purposes (other than in his capacity as an employee or director of the Company) any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's or any other senior or junior management employee's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoran-da, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control. Executive further agrees that he will not, during the Employment Period, improperly use or disclose any proprietary or confidential information or trade secrets of any former employer or other person or entity with which he has an agreement or duty to keep such information or trade secrets in confidence, if any, and that he will not bring onto the premises of the Company or any Subsidiary any unpublished document or proprietary information belonging to any such employer, person or entity unless consented to in writing by such employer, person or entity.

     7.   Inventions and Intellectual Property Rights.
          -------------------------------------------

     (a) Executive agrees that he will promptly make full written disclosure to the Board and will hold in trust for the sole right and benefit of the Company and its Subsidiaries, and Executive hereby assigns to the Company or its designee, his entire right, title and interest in and to, any and all inventions, innovations, improvements, original works of authorship, developments, concepts, methods, trade secrets, designs, analyses, drawings, reports and all similar or related information (whether or not patentable or registrable under copyright or similar laws) which are solely or jointly conceived, developed, made or reduced to practice, or caused to be conceived, developed, made or reduced to practice, by Executive while employed by the Company or its Subsidiaries (collectively "Work Product"); provided, however,
                                           ------------    --------  -------
that Executive shall not be required to assign to the Company Work Product that he may develop entirely on his own time without using the Company's or any Subsidiary's equipment, supplies, facilities or Confidential Information, except for Work Product which either (i) relate at the time of their conception or reduction to practice to the Company's business, or actual or demonstrably anticipated research or development of the Company, or (ii) result from any work performed by Executive for the Company. Executive acknowledges that any original works of authorship which are made by him (solely or jointly with others) within the scope of his employment and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act.

     (b) Executive represents to the Company that there are no inventions, original works of authorship, developments, improvements or trade secrets which were made by him prior to his employment with the Company or any Subsidiary, which are owned by him or in which he has an interest, which may relate to the Company's or its Subsidiaries' proposed business, products or research and development and which are not assigned to the Company hereunder.

     (c) Executive agrees to assist the Company, or its designee, at the Company's expense, during the Employment Period or thereafter, in every proper way to secure the Company's rights in the Work Product and any copyrights, patents, mask work rights or other intellectual property rights relating thereto in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, powers of attorney and all other instruments which the Company shall deem necessary or appropriate in order to apply for and obtain such rights and in order to assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title and interest in and to such Work Product, and any copyrights, patents, mask work right or other intellectual property rights relating thereto.

     8.   Non-Compete, Non-Solicitation.
          -----------------------------

     (a) In further consideration of the compensation to be paid to Executive hereunder, Executive acknowledges that in the course of his employment with the Company he shall become familiar and during his employment with the Company prior to the date hereof he has become familiar with the Company's trade secrets and with other Confidential Information and Work Product concerning the Company and its Subsidiaries and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries. Therefore, Executive agrees that during the period beginning on the Closing Date and ending on the second anniversary of the termination of the Employment Period (the "Noncompete Period"), he shall not, directly or indirectly, either for himself
 -----------------
or for any other person, partnership, corporation or company, own, manage, control, participate in, consult with, render services for, permit his name to be used or in any other manner engage in any business or enterprise which manufactures, designs, produces or sells products which compete with products that the Company currently produces or is in the process of developing anywhere in the world where the Company currently conducts its business. For purposes of this Agreement, the term "participate" includes any direct or indirect interest in any enterprise, whether as an officer, director, employee, partner, sole proprietor, agent, representative, independent contractor, Executive, franchisor, franchisee, creditor, owner or otherwise; provided that the foregoing activities shall not include passive ownership of less than 2% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market or serving on the board of directors of any organization that does not compete with the Company or its Subsidiaries. Executive agrees that this covenant is reasonable with respect to its duration, geographical area and scope.

     (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any Subsidiary to leave the employ of the Company or such Subsidiary (other than by mass advertising to the general public, including by newspaper or internet, but not including any solicitation by phone), (ii) hire or employ any person who was an employee of the Company or any Subsidiary at any time during the Employment Period to perform services described in paragraph 8(a), (iii) call on, solicit, or service any customer, supplier, licensee, licensor or other business relation or prospective client of the Company or any Subsidiary with respect to products and/or services that have been provided by the

Company, are currently being provided by the Company or which the Company is currently in the process of developing, or (iv) induce or attempt to induce any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries to cease doing business with the Company or such Subsidiary.

     (c) Executive acknowledges that, in the course of his employment with the Company and its Affiliates, he has and will become familiar with the Confidential Information and Work Product of the Company and its Subsidiaries. Executive further acknowledges that the scope of the business of the Company and its Subsidiaries is independent of location (such that it is not practical to limit the restrictions contained in this paragraph 8 to a specified county, city, or part thereof) and that, therefore, as the President and Chief Executive Officer of the Company, Executive has and will have direct or indirect responsibility, oversight or duties with respect to all of the businesses of the Company and its Subsidiaries and its and their current and prospective employees, vendors, customers, clients and other business relations, and that, accordingly, the geographical restriction contained in this paragraph 8 is reasonable in all respects and necessary to protect the goodwill and Confidential Information and Work Product of the Company and its Subsidiaries and that, without such protection, the Company's and its Subsidiaries' customer and client relations and competitive advantage would be materially adversely effected. It is specifically recognized by Executive that his services to the Company and its Subsidiaries are special, unique, and of extraordinary value, that the Company and its Subsidiaries has a protectable interest in prohibiting Executive as provided in this paragraph 8, that Executive is primarily responsible for the growth and development of the Company and its Subsidiaries and the creation and preservation of their goodwill, and that money damages are insufficient to protect such interests, that such prohibitions would be necessary and appropriate without regard to payments being made to Executive hereunder, and that the Company would not enter this Agreement with Executive and the merger contemplated by the Agreement and Plan of Merger executed by the Company on January 20, 1999 would not have been consummated without the restrictions contained in this paragraph 8. Executive further acknowledges that the restrictions contained in this paragraph 8 do not impose an undue hardship on him and, since he has general business skills which may be used in industries other than that in which each of the Company and its Subsidiaries conduct their business and do not deprive Executive of his livelihood. Executive agrees that the covenants made in paragraphs 8(a) and 8(b) shall be construed as agreements independent of any other provision(s) of this Agreement and shall survive any order of a court of competent jurisdiction terminating any other provision(s) of this Agreement.

     9.   Enforcement. If, at the time of enforcement of paragraph 6, 7 or 8 of
          -----------
this Agreement, a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area. Because Executive's services are unique and because Executive has access to Confidential Information and Work Product, and for the other reasons set forth herein, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. Therefore, in the event a breach or threatened breach of any of paragraphs 6, 7 or 8 of this Agreement that is continuing, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce, or prevent any violations of, the provisions hereof (without posting a bond or other security). In addition, in the event of a breach or violation by Executive of paragraph 8, the Noncompete Period shall be tolled until such breach or violation has been duly cured. Executive agrees that the restrictions contained in paragraph 8 are reasonable.

     10.  Other Businesses. Except as expressly provided for herein, as long as
          ----------------
Executive is employed by the Company or any of its Subsidiaries, Executive agrees that he will not, except with the express written consent of the Board, become engaged in, or render services for, any business other than the business of the Company, any of its Subsidiaries or any corporation, partnership or other entity in which the Company or any of its Subsidiaries has an equity interest.

     11.  Executive's Representations.  Executive hereby represents and warrants
          ---------------------------
to the Company that (i) the execution, delivery and performance of this Agreement by Executive do not and will not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

     12.  Survival.  Paragraphs 6, 7 and 8 shall survive and continue in full
          --------
force in accordance with their terms notwithstanding any termination of the Employment Period.

     13.  Notices. Any notice provided for in this Agreement shall be in writing
          -------
and shall be either personally delivered, mailed by first class mail (return receipt requested), or sent by overnight courier service, to the recipient at the address indicated below:

          Notices to Executive:
          --------------------

          Hock E. Tan
          1216 Old Gulph Road
          Rosemont, PA 19010

          Notices to the Company:
          ----------------------

          Integrated Circuit Systems, Inc.
          2435 Boulevard of the Generals
          Valley Forge, PA 19482
          Attn: Chairman of the Board

          With a copy to:
          --------------

          Pepper Hamilton LLP
          3000 Two Logan Square
          18/th/ and Arch Streets
          Philadelphia, PA 19103
          Facsimile: (215) 981-4750
          Attn: Robert A. Friedel

          and

          Bain Capital, Inc.
          Two Copley Place
          Boston, Massachusetts 02116
          Attn: David Dominik
                Michael Krupka
                Yoo Jin Kim

          and

          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, Illinois 60601
          Attn: Jeffrey C. Hammes, P.C.
                Jeffrey Seifman

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

     14.  Severability. Whenever possible, each provision of this Agreement
          ------------
shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

     15.  Complete Agreement. This Agreement, those documents expressly referred
          ------------------
to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

     16.  No Strict Construction. The language used in this Agreement shall be
          ----------------------
deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

     17.  Counterparts. This Agreement may be executed in separate counterparts,
          ------------
each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

     18.  Successors and Assigns. This Agreement is intended to bind and inure
          ----------------------
to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

     19.  Choice of Law. All issues and questions concerning the construction,
          -------------
validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Commonwealth of Pennsylvania.

     20.  Amendment and Waiver. The provisions of this Agreement may be amended
          --------------------
or waived only with the prior written consent of the Company (with Board approval) and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

     21.  Dispute Resolution. Other than with respect to suits for injunctive or
          ------------------
other equitable relief, any dispute under this Agreement shall be resolved by instituting, after thirty (30) days written notice to the other party, an arbitration to be conducted in Philadelphia, Pennsylvania in accordance with the Commercial Arbitration Rules (except as modified below) of the American Arbitration Association and with the Expedited Procedures thereof (collectively, the "Rules"). Each of the parties hereto agrees that such arbitration shall be
     -----
conducted by a panel of three arbitrators, one of whom is selected by the Company, one of whom is selected by the Executive and one of whom is mutually agreeable to both parties; provided that such arbitrators shall each be a retired judge or other qualified person who is experienced in deciding cases concerning the matter which is the subject of the dispute.

Each of the parties agrees that in any such arbitration that pre-arbitration discovery shall be limited to the greatest extent provided by the Rules, that the award shall be made in writing no more than 30 days following the end of the proceeding, that the arbitration shall not be conducted as a class action, that the arbitration award shall not include factual findings or conclusions of law, that no punitive damages shall be awarded, and that all facts and circumstances relating to such arbitration, including without limitation the existence of the dispute and the ultimate resolution, shall be kept confidential. Any award rendered by the arbitrators shall be final, binding and sole and exclusive with respect to the subject matter thereof and judgment may be entered on it in any court of competent jurisdiction. The losing party shall pay the fees and expenses of both parties and the arbitrators. Notwithstanding the provisions of this Section 21, nothing herein shall be construed in such a manner as to prevent the Company from terminating Executive in accordance with the terms of this Agreement.
                             *    *    *    *    *

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                                    INTEGRATED CIRCUIT SYSTEMS, INC.


                                    By: /s/ illegible signature
                                       ---------------------------------
                                    Name:
                                    Its:


                                    /s/ Hock E. Tan
                                    ------------------------------------
                                    HOCK E. TAN


                                    with respect to paragraph 4 only:
                                    --------------------------------

                                    BAIN CAPITAL FUND VI, L.P.

                                    By:  Bain Capital Partners VI, L.P.
                                    Its: General Partner

                                    By:  Bain Capital Investors VI, Inc.
                                    Its: General Partner

                                    By: /s/ Michael Krupka
                                        --------------------------------
                                    Name: Michael Krupka
                                    Its:  Managing Director